Exhibit 10.1

MELA SCIENCES, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is effective as of [            ], by and between MELA Sciences, Inc., a Delaware corporation (the “Company”), and [            ] (“Indemnitee”).

RECITALS

A.        The Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors and officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to the increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure to or risks of shareholder claims or litigation frequently bears no reasonable relationship to the compensation of such directors and officers;

B.        The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable information as to the legal risks to which they are exposed or regarding the proper course of action to take;

C.        The Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal financial resources of individual directors and officers;

D.        The Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director and officer received no personal profit and in cases where the director or officer was not culpable;

E.        The Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company may be inadequate in certain circumstances to cover all possible claims for which Indemnitee would be protected. The Company believes that the interests of the Company and its stockholders would be best served by a combination of such insurance and the indemnification by the Company of the directors and officers of the Company;

F.        The Company’s Certificate of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The Bylaws expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification;

G.        Section 145 of DGCL (“Section 145”), under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

H.        Section 102(b)(7) of the DGCL allows a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of a director for monetary damages in respect of claims by shareholders or corporations for breach of certain fiduciary duties, and the Company has so provided in its Certificate of Incorporation that each director shall be exculpated from such liability to the maximum extent permitted by law;

I.        The Board of Directors of the Company has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Company and its stockholders;

J.        The Company desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company; and

K.        Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Company on the condition that Indemnitee is furnished the indemnity provided herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

1.        Certain Definitions.

a.        “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of 24 consecutive, full-calendar months, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of such 24-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 51% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets.

b.        “Claim” shall mean with respect to a Covered Event, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

c.        “Covered Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any Subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

d.        “Expenses” shall mean any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

e.        “Expense Advance” shall mean a payment of Expenses to Indemnitee pursuant to Section 3 in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation that constitutes a Claim.

f.        “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or one or more indemnitees (including Indemnitee) within the last two years (other than acting as an Independent Legal Counsel in accordance with the terms of this Agreement).

g.        References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

h.        “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include (i) a majority of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (ii) a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by Independent Legal Counsel designated in writing by such directors or the Board of Directors.

i.        “Section” refers to a section of this Agreement unless otherwise indicated.

j.        “Subsidiary” shall mean a corporation or other entity (i) 50% or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but 50% or more of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, or one or more Subsidiaries.

k.        “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2.        Indemnification.

a.        Indemnification of Expenses. Subject to the provisions of Section 2(b) below, the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant with respect to, or is threatened to be made a party to or witness or other participant with respect to, any Claim, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

b.        Review of Indemnification Obligations. Notwithstanding the foregoing, in the event any Reviewing Party shall have determined, in good faith ( and in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party), that Indemnitee is not entitled to be indemnified hereunder, whether pursuant to Section 11 or otherwise, (i) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid to Indemnitee to which Indemnitee is not entitled hereunder; provided, however, that if the Reviewing Party’s determination is based on Section 11(a) hereof and Indemnitee has commenced or thereafter commences a legal proceeding or proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the

Company for any Expenses shall be unsecured and no interest shall be charged thereon unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is required to reimburse the Company, after which the Company may charge interest from the date of such determination at such rates as are permitted by applicable law.

c.        Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part, Indemnitee shall have the right to commence litigation seeking an initial determination by the court challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 17, the Company hereby consents to service of process and to appear in any such proceeding and to use its reasonable efforts to cause the Reviewing Party to cooperate with respect to such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

d.        Selection of Reviewing Party; Change in Control. If there has not been a Change in Control (or, there has been a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party shall be selected by the Board of Directors. If there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation (or articles of incorporation in the case of a Subsidiary incorporated in a state other than Delaware) or Bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by the Board of Directors and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law, and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay for more than one Independent Legal Counsel in connection with all matters concerning the Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other indemnitees unless (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Company in writing, or (ii) the Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other indemnitees with respect to the matters arising under this Agreement.

e.        Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 6 and 11 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

3.        Expense Advances.

a.        Undertaking; Obligation to Make Expense Advances. Execution and delivery to the Company of this Agreement by Indemnitee shall constitute an undertaking by the Indemnitee to repay any amounts paid, advanced or reimbursed by the Company pursuant to this Agreement in respect of Expenses relating to, arising out of or resulting from any Claim as to which it shall be determined, as described in Section 2(b), following final disposition of such Claim, that the Indemnitee is not entitled to indemnification hereunder. Upon such execution and delivery of this Agreement by the Indemnitee, and execution and delivery by the Company, the Company shall make Expense Advances to Indemnitee.

b.        Form of Undertaking. Any obligation to repay any Expense Advances hereunder pursuant to the written undertaking by the Indemnitee contained herein shall be unsecured, and no interest shall be charged thereon, unless and until a court having jurisdiction in such matter has finally judicially determined (as to which determination all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is so obligated, after which the Company may charge interest from the date of such determination at such rates as are permitted by applicable law.

4.        Procedures for Indemnification and Expense Advances.

a.        Timing of Payments. All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than thirty (30) business days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than ten (10) business days after such written demand by Indemnitee is presented to the Company.

b.        Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified or Indemnitee’s right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power. Indemnitee shall also not make any admission or enter into or otherwise agree to any settlement with respect to any Claim without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

c.        No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder under applicable law, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

d.        Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonable or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

e.        Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate and with the consent of the Indemnitee (which consent shall not be unreasonably withheld), shall be entitled to assume the defense of such Claim upon the delivery to Indemnitee of written notice of the Company’s election to do so. The Company shall be entitled to select legal counsel reasonably acceptable to the Indemnitee for purposes of such defense. After delivery of such notice and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

5.        Additional Indemnification Rights: Nonexclusivity.

a.        Scope. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware (or such other state, in the case of a Subsidiary incorporated in a state other than Delaware) corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware (or such other state, in the case of a Subsidiary incorporated in a state other than Delaware) corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder, except as otherwise set forth in Section 11(a).

b.        Nonexclusivity. Subject to Section 7, the indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation (or articles of incorporation in the case of a Subsidiary incorporated in a state other than Delaware), its Bylaws, any other agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law (or such other state’s applicable business corporation law, in the case of a Subsidiary incorporated in a state other than Delaware), or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6.        Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company’s prior written consent. The Company shall not settle any Claim in any manner which would impose any fine, penalty or any obligation on Indemnitee, without Indemnitee’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold, condition or delay their consent to any proposed settlement.

7.        No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Certificate of Incorporation, any applicable Subsidiary’s articles of incorporation, Bylaws or otherwise) of the amounts otherwise payable hereunder.

8.        Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

9.        Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s ability under public policy to indemnify Indemnitee.

10.        Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

11.        Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

a.        Indemnification Prohibited by Law. To indemnify or make Expense Advances to Indemnitee with respect to Claims arising out of acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under applicable law.

b.        Fraud, Willful Misconduct or Crime. To indemnify or make Expense Advances to Indemnitee with respect to Claims arising out of acts, omissions or transactions (i) that a court having jurisdiction in such matter has finally judicially determined (as to which determination all rights of appeal therefrom have been exhausted or lapsed) constitute fraud or willful misconduct by Indemnitee; (ii) that Indemnitee has admitted in writing or under testimony constitute fraud or willful misconduct by Indemnitee; or (iii) for which Indemnitee has been convicted of a crime related to the Claim.

c.        Claims Initiated by Indemnitee. To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation (or articles of incorporation in the case of a Subsidiary incorporated in a state other than Delaware) or Bylaws now or hereafter in effect relating to Claims for Covered Events, or (ii) in specific cases, if the Board of Directors has approved the initiation or bringing of such Claim.

d.        Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines, as provided in Section 15, that the Indemnitee’s action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines, as provided in Section 15, that the defense asserted by Indemnitee in such action was not made in good faith or was frivolous.

e.        Claims Under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any similar successor statute, rule or regulation.

f.        Non-compete and Non-disclosure. To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company, or any subsidiary of the Company or any other applicable foreign or domestic Company, partnership, joint venture, trust or other enterprise, if any.

12.        Contribution.

a.        In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct required by applicable law, or (ii) any limitation on indemnification set forth in Sections 6, 7 or 11 hereof.

b.        The Company shall not enter into any settlement of any action, suit, claim or proceeding in which the Company is jointly and severally liable with Indemnitee (or would be, if joined in such action, suit, claim or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

c.        The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any and all claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

13.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

14.        Binding Effect: Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

15.        Expenses Incurred in Action Relating to Enforcement or Interpretation. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys’ fees), regardless of whether Indemnitee is ultimately successful in such action, unless, as a part of such action, a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee’s action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless, as a part of such action, a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that the defense asserted by Indemnitee in such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

16.        Period of Limitations. Except for legal actions based on Indemnitee’s fraud or willful misconduct as to which the period of limitations shall be governed by applicable law, no legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

17.        Term. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee serves as a director or officer of the Company or, at the request of the Company (or any wholly owned subsidiary of the Company), serves as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another company (including any subsidiaries of the Company), partnership, joint venture, trust, employee benefit plan or other enterprise, and shall continue thereafter so long as Indemnitee may be subject to any possible action, suit, claim or proceeding (including any rights of appeal thereto and any proceeding commenced by Indemnitee pursuant to Section 2(c) or Section 15 hereof) by reason of Indemnitee’s service described herein, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

18.        Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered by hand and signed for by the party addressed; (ii) on the third business day after the date postmarked if mailed by domestic certified or registered mail with postage prepaid; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

19.        Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

20.        Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

21.        Choice of Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely in the State of Delaware without regard to principles of conflicts of laws.

22.        Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

23.        Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

24.        Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

25.        No Construction as Employment Agreement; Conflicts with Employment Agreements. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its Subsidiaries or affiliated entities. In the event the Indemnitee is a party to an Employment Agreement with the Company or any of its subsidiaries or affiliated entities and the terms of this Agreement conflict with the terms of the Employment Agreement, the Employment Agreement shall control and this Agreement shall be deemed modified to the extent necessary to give effect to the terms of the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

MELA SCIENCES, INC.

By:
Name:
Title:

Address:	50 S. Buckhout Street, Suite 1
Irvington, NY 10533

AGREED TO AND ACCEPTED:

INDEMNITEE:

Name:

Address: